UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Park Offices Drive, Suite 300-4133

Research Triangle Park, NC 27713

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 526-1070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2026, Data443 Risk Mitigation, Inc. (the “Company”) entered into a Compensation Agreement (the “Compensation Agreement”) with Guangzhou Xiaoyu DiDa Technology Co., Ltd (“XYDD”). The Compensation Agreement was entered into in connection with the termination of the previously announced business combination agreement between Four Leaf Acquisition Corporation (“FORL”) and XYDD, which termination was effected on June 3, 2026 to permit FORL to pursue a proposed business combination with the Company.

Pursuant to the Compensation Agreement, the Company agreed to issue to XYDD a promissory note in the principal amount of $2,000,000 (the “Note”) as compensation, on behalf of FORL, for the termination of the prior business combination agreement. The Note is payable in two installments: (i) $1,000,000 within 90 days following the Date of Deal Close (as defined in the Compensation Agreement) and (ii) $1,000,000 within 120 days following the Date of Deal Close, in each case without interest if paid when due. If any installment is not timely paid, the Note bears interest at 15% per annum on a simple interest basis from the original due date. The Note may be prepaid in full at any time prior to the date that is 12 months after the Date of Deal Close.

If the Note has not been fully repaid within 12 months after the Date of Deal Close, XYDD may, in its sole discretion, convert the outstanding amount (including any accrued interest) into ordinary shares of the combined public company (“PubCo”) at a conversion price equal to 80% of the 20-trading-day VWAP of PubCo’s shares preceding the conversion date, subject to (a) a conversion floor of 50% of the 20-day VWAP following the Date of Deal Close and (b) an aggregate cap of 19.99% of PubCo’s shares outstanding at the Date of Deal Close. Any unconverted amount remains payable in cash on demand. The Compensation Agreement also provides that 1,800,000 shares of PubCo will be allocated to S.SHUN Holdings Limited in connection with prior finder services. The Compensation Agreement is governed by Delaware law; disputes are resolved by arbitration under SIAC rules.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Compensation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On July 16, 2026, the Company became obligated under the Note described above, which has a principal amount of $2,000,000, is payable in two installments within 90 and 120 days, respectively, following the Date of Deal Close, and bears interest at 15% per annum upon default.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Compensation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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